Exhibit (g)(ii)

ALPS VARIABLE INVESTMENT TRUST

1290 Broadway, Suite 1100

Denver, Colorado 80203

April 30, 2014

State Street Bank and Trust Company

1 Iron Street CCB

Boston MA 02210

Attention: Denis Valdinocci

Re: ALPS Variable Investment Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the following new series to be known as ALPS/Stadion Tactical Defensive Portfolio (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 10, 2013 and effective as of December 9, 2013, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street also act as Custodian for the Portfolio under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ALPS VARIABLE INVESTMENT TRUST
on behalf of:
EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

By:	/s/ David T. Buhler
Name:	David T. Buhler
Title:	Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rodger
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized

Effective Date: April 30, 2014

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

ALPS Variable Investment Trust

Ibbotson Conservative ETF Asset Allocation Portfolio

Ibbotson Income and Growth ETF Asset Allocation Portfolio

Ibbotson Balanced ETF Asset Allocation Portfolio

Ibbotson Growth ETF Asset Allocation Portfolio

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio

Ibbotson MVP ETF Portfolio

ALPS/Alerian Energy Infrastructure Portfolio

ALPS/Stadion Tactical Defensive Portfolio